SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                November 19, 2003

                            Amerada Hess Corporation
               (Exact name of Registrant as Specified in Charter)

         Delaware                    No. 1 -1204             No. 13-4921002
(State or Other Jurisdiction       (Commission File           (IRS Employer
      of Incorporation)                 Number)             Identification No.)

                1185 Avenue of the Americas                        10036
                    New York, New York                           (Zip Code)
         (Address of Principal Executive Offices)



               Registrant's telephone number, including area code:
                                 (212) 997-8500

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events and Regulation FD Disclosure.

     This report on Form 8-K is filed in order to disclose the terms of Amerada Hess Corporation's (the "Company") 12,000,000 shares of 7.00% automatically convertible equity securities ("ACES") (plus an additional 1,500,000 shares that may be issued if the underwriters exercise their option), convertible into common stock, par value $1.00 per share of the Company that were offered by a prospectus supplement dated November 19, 2003. The Certificate of Designation filed as an Exhibit to this report sets forth the authorization and designation of the ACES and fixes their powers, preferences and relative, optional and other special rights, and their qualifications, limitations and restrictions.

     In connection with the offering of ACES we are also disclosing the underwriting agreement entered into by the Company and Goldman, Sachs & Co., as representative of the underwriters, dated November 19, 2003 which is filed as an Exhibit to this report.



Item 7. Financial Statements and Exhibits.

(c) Exhibits

1 Underwriting Agreement, dated November 19, 2003, between Amerada Hess Corporation and Goldman, Sachs & Co. as representative of the underwriters.

3 Certificate of Designation, Preferences and Relative, Optional and Other Special Rights and Qualifications, Limitations and Restrictions thereof of 7.00% Mandatory Convertible Preferred Stock of Amerada Hess Corporation.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          AMERADA HESS CORPORATION



                                          By: /s/ John Y. Schreyer
                                             -----------------------------------
                                             Name:  John Y. Schreyer
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

Date: November 21, 2003

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                                  EXHIBIT INDEX

Exhibit No.                             Description
1 Underwriting Agreement, dated November 19, 2003, between Amerada Hess Corporation and Goldman, Sachs & Co. as representative of the underwriters.


3 Certificate of Designation, Preferences and Relative, Optional and Other Special Rights and Qualifications, Limitations and Restrictions thereof of 7.00% Mandatory Convertible Preferred Stock of Amerada Hess Corporation.